Exhibit 10.45

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

Dated as of December 13, 2006

Reference is made to that certain Amended and Restated Employment Agreement dated as of January 1, 2004, as amended by Amendment No. 1 thereto dated as of December 31, 2004 and Amendment No. 2 thereto dated as of October 17, 2006 (the “Agreement”), by and among Enterprise Bancorp, Inc. (the “Company”) and Enterprise Bank and Trust Company (the “Bank” and together with the Company, the “Employers”) and Richard W. Main (the “Executive”).

WHEREAS, the Employers and the Executive have previously agreed to certain changes to the Agreement, which are to become effective as of January 1, 2007 (the “Effective Date”) and are reflected in said Amendment No. 2 referenced above;

AND WHEREAS, the Employers and the Executive are in mutual agreement that certain additional changes to the Agreement, which would also become effective as of the Effective Date, would be advisable;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Employers and the Executive hereby agree as follows:

Effective as of the Effective Date, the Agreement shall be further amended, such that the various provisions of the Agreement referenced below shall be amended as set forth below.

Amendment to Section 1.8.  Section 1.8 shall be amended and restated in its entirety to read as follows:

1.8           “Highest Annual Compensation” means, as determined as of any Date of Termination, the sum of (a) the highest per annum rate of base salary paid by the Employers to the Executive at any time during the Term of Employment prior to such Date of Termination and (b) the highest annual cash performance bonus or other annual cash incentive compensation paid by the Employers to the Executive, including all such cash amounts paid to the Executive individually and as part of an employee or executive officer group (or which would have been paid but for an election by the Executive to defer payment to a later period), with respect to any single fiscal year of the Employers during the Term of Employment prior to such Date of Termination.

Amendment to Section 1.12.  In Section 1.12, the phrase “attains the age of 65 years old” contained in the second and third lines thereof shall be amended and restated in its entirety to read “attains the age of 63 years old”.

Amendment to Section 3.  Section 3 shall be amended and restated in its entirety to read as follows:

3.             Term of Employment.  The term of employment under this Agreement shall commence as of the Effective Date and, subject to extension as provided in this Section 3 or earlier termination as provided under Section 6 of this Agreement, shall continue through March 31, 2008 (the “Term of Employment”).  As of April 1, 2007 and as of the first day of April in each subsequent year thereafter during which this Agreement remains in effect (each such day a “Renewal Date”), a one-year extension of the then current Term of Employment shall automatically be effected (for example, on April 1, 2007, the Term of Employment shall be extended from a term ending on March 31, 2008 to a term ending on March 31, 2009).  Either the Employers or the Executive may give written notice to the other on or prior to any given Renewal Date of the intent of the party giving such notice to terminate this Agreement at the expiration of the two-year period commencing on such Renewal Date.  Upon the delivery by either party of any such notice, the Term of Employment shall no longer be subject to the automatic one-year extension provided for herein, but rather shall expire upon the conclusion of such final two-year period.

Amendments to Sections 6.1(f), 6.4(f), 6.5(b)(v) and 6.6(e).  Each of Sections 6.1(f), 6.4(f), 6.5(b)(v) and 6.6(e) shall be amended and restated in its entirety to read as follows:

any other compensation and benefits as may be provided in accordance with the terms and provisions of any other agreements between the Executive and either of the Employers and any applicable plans, programs, procedures and practices of the Employers;

The Agreement, as amended by this Amendment No. 3 as of the Effective Date, is and shall continue to be in full force and effect and shall not be affected by this Amendment No. 3, except and only to the extent specified above.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned Executive has hereunto set his hand and each of the Employers has caused this Amendment No. 3 to be executed in its name and on its behalf by a duly authorized officer, in each case as an instrument under seal and as of the date set forth above.

ENTERPRISE BANCORP, INC.

By:	/s/ George L. Duncan
George L. Duncan
Chairman and Chief Executive Officer

ENTERPRISE BANK AND TRUST COMPANY

By:	/s/ George L. Duncan
George L. Duncan
Chairman and Chief Executive Officer

EXECUTIVE

/s/ Richard W. Main
Richard W. Main